CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MICHAEL W. STOCKTON, Executive Vice President and Principal Executive Officer, and SANDRA CHUON, Treasurer and Principal Financial Officer of Capital Group International Core Equity ETF (the "Registrant"), each certify to the best of her or his knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended November 30, 2025 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

Capital Group International Core Equity ETF

/s/ Michael W. Stockton

Michael W. Stockton, Executive Vice President and Principal Executive Officer

Date: January 30, 2026

Principal Financial Officer

Capital Group International Core Equity ETF

/s/ Sandra Chuon

Sandra Chuon, Treasurer and Principal Financial Officer

Date: January 30, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Capital Group International Core Equity ETF and will be retained by Capital Group International Core Equity ETF and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.